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                                                                   EXHIBIT 10.33



                          REAL ESTATE OPTION AGREEMENT
                             AND ESCROW INSTRUCTIONS


                  THIS REAL ESTATE OPTION AGREEMENT AND ESCROW INSTRUCTIONS (the "Agreement") is made and entered into by and between MALL AT THE CROSSROADS, INC., a Washington corporation (the "Optionor"), and JDA SOFTWARE GROUP, INC., a Delaware corporation (the "Optionee").

                                    RECITALS:

                  A. Optionor has entered into a Real Estate Purchase Agreement and Escrow Instructions (the "Purchase Agreement") with Opus West Corporation ("Opus"), pursuant to which Optionor has agreed to sell to Opus approximately ten acres of real property located on the west side of 87th Street south of Raintree Drive, Scottsdale, Arizona, the general location and configuration of which are shown on Exhibit "A" attached hereto (the "10-acre Parcel").

                  B. Optionee desires to acquire from Optionor the exclusive option to purchase approximately five acres located north of the 10-acre Parcel, and Optionor is willing to grant such option to Optionee on the terms and conditions specified herein, provided that Opus consummates the purchase of the 10-acre Parcel.

                                   AGREEMENTS:

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth in this Agreement, the parties hereby agree as follows:

                  1.       GRANT OF OPTION.

                   Optionor hereby grants to Optionee the exclusive option (the "Option") to purchase all of Optionor's right, title, interest and privilege in approximately five acres of real property located on the west side of 87th Street south of Raintree Drive, Scottsdale, Arizona, together with all rights-of-way, easements, licenses, and other rights and benefits appurtenant to or used in connection with the beneficial use and enjoyment of such real property (collectively, the "Option Parcel"). The general location and configuration of the Option Parcel are shown on Exhibit "A" attached hereto. The exact size and description of the Option Parcel shall be determined during the Examination Period under the Purchase Agreement between Optionor and Opus for the sale and purchase of the 10-Acre Parcel, provided that the Option Parcel shall consist of approximately five (5) net acres, shall be approximately rectangular in shape, and shall have a southern boundary that is entirely contiguous to the northern boundary of the 10-acre Parcel. It is understood and agreed that the total area of the 10-acre Parcel and the Option Parcel together shall not exceed fifteen (15) net acres. Notwithstanding any other provision in this Agreement, the Option is contingent upon Opus' purchase of
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the 10-acre Parcel from Optionor, and in the event the Purchase Agreement for the 10-acre Parcel is terminated for any reason, this Agreement shall be null and void and Optionee shall have no right to purchase the Option Parcel.

                  2.       EXERCISE OF OPTION.

                  The Option must be exercised by written notice given to Optionor in the manner provided in Section 16 below, which notice shall specify a Closing Date not less than ninety (90) days from the date on which such notice is given. Optionee shall have a period of forty-five (45) days from the date on which such notice is given (the "Examination Period") during which to make such examination and investigation of the Option Parcel as Optionee wishes to make. At any time prior to the expiration of the Examination Period, if Optionee determines, for any reason whatsoever, that it does not desire to complete the purchase of the Option Parcel, Optionee may rescind its notice of intent to exercise the Option by so notifying Seller and Escrow Agent in writing, in which event this Agreement and the escrow provided for herein shall be terminated and the Earnest Money Deposit and all earnings thereon shall be immediately returned to Optionee. If Optionee fails to rescind its notice of intent to exercise the Option prior to the expiration of the Examination Period, Optionee shall be deemed to have approved the Option Parcel and to have waived all conditions precedent to the Closing, except performance by Optionor. The Closing must occur on or before August 24, 2001. Optionee may exercise the Option only if, at the time Optionee gives notice of its intent to exercise the Option, Opus has completed construction of an office building on the 10-acre Parcel and Optionee has executed a lease with Opus pursuant to which Optionee will occupy at least twenty-five percent (25%) of the building. From the date of this Agreement to the expiration of the period during which the Option may be exercised or the earlier termination of this Agreement, Optionee shall have a continuing right of access and entry to the Option Parcel in order to make its investigations and determinations as to the feasibility of the property and whether or not to elect to exercise the Option. Optionee hereby indemnifies Optionor and the Option Parcel and holds Optionor and the Option Parcel free and harmless from any and all loss or liability resulting from the activities of Optionee, its agents and employees upon the Option Parcel, and from any and all mechanics', materialmen's and other liens resulting from such conduct of Optionee, its agents and employees upon the Option Parcel. The foregoing indemnification shall survive the termination of this Agreement.

                  3.       ESCROW.

                  At such time as Optionee has given notice of its intent to exercise the Option, the parties shall establish an escrow with Security Title Agency (Jan Dooley, Escrow Officer), at its office located at 8787 East Pinnacle Peak Road, Suite 120, Scottsdale, Arizona 85255 (the "Escrow Agent"). Upon delivery to the Escrow


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Agent of this executed Agreement, Escrow Agent is instructed to open an escrow and to deliver copies of the executed Agreement to Optionor and Optionee. This Agreement, and the exhibits attached hereto, shall constitute escrow instructions to Escrow Agent in connection with this transaction. Should the Escrow Agent require, in addition to this Agreement, the execution of its standard form printed Escrow Instructions, the Escrow Agent shall prepare such Escrow Instructions in accordance with the directions contained herein and in a form mutually acceptable to the parties and the parties hereto shall execute such Escrow Instructions on receipt from the Escrow Agent. The Escrow Instructions shall not supersede, modify or amend any of the terms of this Agreement, and in the event of any conflict or ambiguity between any of the terms of this Agreement and those of the Escrow Instructions, this Agreement shall govern and control. The parties expressly agree that the "13-day cancellation" clause or any clause providing for a period of time after breach before the escrow can be cancelled shall be stricken from the printed form Escrow Instructions and that upon a breach of this Agreement, the escrow may be cancelled by the non-breaching party immediately upon giving notice to the other party.

                  4.       OPENING AND CLOSING DATES.

                  "Opening of Escrow" shall occur when Escrow Agent accepts this Agreement as provided at the end of this Agreement. The closing of this transaction (the "Closing" or the "Close of Escrow") shall take place at the office of the Escrow Agent on or before August 24, 2001 or such earlier date as specified in Optionee's notice of its intent to exercise the option (the "Scheduled Closing Date").

                  5.       PURCHASE PRICE.

                  The purchase price for the Option Parcel shall be Ten Dollars ($10.00) per net square foot if the Closing occurs on or before August 24, 2000, and Ten and 50/100ths Dollars ($10.50) per net square foot if the Closing occurs after August 24, 2000. For purposes of such computation, the "net square footage" shall be the gross square footage within the boundaries of the Property less the square footage located within dedicated public rights-of-way. The "net square footage" shall be determined based on an ALTA survey of the Option Parcel prepared by a registered engineer or licensed surveyor, certified to Optionee and the Escrow Agent, and meeting the minimum ALTA requirements for issuance by Escrow Agent of an extended coverage owner's policy of title insurance, which shall be furnished by Optionor to Optionee within thirty (30) days after the date of this Agreement. The purchase price shall be paid as follows:

                           (A) The sum of Twenty-Five Thousand Dollars
($25,000.00) (the "Earnest Money Deposit") shall be paid to the Escrow Agent, in cash or certified funds, concurrently with the Opening of Escrow and shall be disbursed to the Optionor upon the Close of Escrow. The Earnest Money Deposit shall be fully


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refundable until expiration of the Examination Period, at which time, if
Optionee has not rescinded its notice of intent to exercise the Option, the Earnest Money Deposit shall become non-refundable and forfeitable to Optionor upon Optionee's failure to perform, subject only to performance by Optionor. Immediately upon receipt of the Earnest Money Deposit, the Escrow Agent shall deposit the funds in a short-term interest-bearing account at a financial institution mutually acceptable to Optionee and Optionor. The interest earned on such deposit shall accrue to the benefit of the Optionee, except in the event Optionor becomes entitled to retain the Earnest Money Deposit, in which event said interest shall accrue to the benefit of the Optionor.

                           (B) The balance of the purchase price, plus or minus
prorations as hereinafter provided, shall be paid into escrow to the Escrow Agent, in cash or certified funds or by wire, on or before the Scheduled Closing Date and shall be disbursed to Optionor upon the Close of Escrow.

                  6.       TITLE.

                           (A) Within thirty (30) days after the date of this
Agreement, Optionor shall provide to Optionee a title commitment for an ALTA extended owner's title insurance policy (the "Title Report"), together with full, complete and legible copies of all instruments of record referred to therein, as well as the ALTA survey referred to in Paragraph 5 above (the "Survey"). Optionee may, at its option request such endorsements to the title insurance policy as Optionee may wish to obtain; provided, however, that Optionee shall pay all costs for such extended coverage and/or endorsements in excess of the cost of a standard coverage policy. Optionee shall have until the expiration of the Examination Period under the Purchase Agreement between Optionor and Opus for the sale and purchase of the 10-acre Parcel to notify Optionor in writing of any objections which Optionee has to the Title Report or the Survey. If Optionee fails to give written notice of any objection to the Title Report or the Survey during such Examination Period, Optionee shall be deemed to have approved all matters shown on the Title Report and the Survey. All matters shown on the Title Report and the Survey, except those to which Optionee timely objects, are hereinafter referred to as "Permitted Title Exceptions." Notwithstanding the foregoing, Optionor hereby discloses to Optionee that the Option Parcel is now, and will be at the Closing, subject to the exceptions to title set forth on Exhibit "B" attached hereto. Optionee hereby agrees that the exceptions to title set forth on Exhibit "B" and any cross access easements which have been agreed to by Optionor and Optionee shall be "Permitted Title Exceptions," to which Optionee will not object. Within thirty (30) days after Optionee has given notice of its intent to exercise the Option, Optionor shall provide Optionee with an updated Title Report. At the Closing, Optionor shall convey the Option Parcel to Optionee by a special warranty deed, subject only to the Permitted Title Exceptions.


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                           (B) Optionor shall cause Escrow Agent to furnish and
deliver to Optionee, at the Close of Escrow, an ALTA extended owner's title insurance policy or binding commitment to issue same issued as of the Close of Escrow, insuring Optionee that Optionee has acquired good and marketable fee simple title to the Option Parcel in the amount of the purchase price, subject only to (i) the Permitted Title Exceptions, and (ii) the printed exceptions and conditions customarily set forth in Escrow Agent's ALTA extended owner's title insurance policy. Optionor shall pay for the cost of a standard owner's title insurance policy, and Optionee shall pay for all costs in excess of such cost.

                  7.       OPTIONOR'S REPRESENTATIONS AND WARRANTIES.

                  In addition to any other express agreements of Optionor contained herein, the matters set forth in this Section 7 constitute representations, warranties and covenants by Optionor which shall be true and correct as of the date hereof and the date of Close of Escrow (regardless of any investigations Optionee shall have made with respect thereto prior to the Close of Escrow) and which shall survive the Close of Escrow. In the event that, during the period between the date hereof and the Close of Escrow, Optionor learns, or has reason to believe, that any of the following representations and warranties may cease to be true, Optionor hereby covenants to give written notice thereof to Optionee within three (3) days. Optionor hereby represents, warrants and covenants (with the understanding that Optionee shall rely upon said representations, warranties and covenants) as to each of the matters set forth below:

                           (A) Optionor is owner of good marketable fee simple
title to the Option Parcel and has the legal right, power and authority to cause this Agreement to be executed and to transfer and convey the Option Parcel to Optionee pursuant hereto. The individual executing this Agreement on behalf of Optionor is authorized to do so and, upon executing this Agreement, this Agreement shall be binding and enforceable upon Optionor in accordance with its terms.

                           (B) Optionor is not aware of any liens, encumbrances,
claims of liens or encumbrances, or any possible defects, or claims of defects to the title to the Option Parcel which do not appear in the Title Report, and Optionor shall protect Optionee against and remove as a lien or encumbrance any such matter arising during the escrow period except those caused by Optionee.

                           (C) To the actual knowledge of Optionor and its
agents, there are no (i) claims, actions, suits, condemnation actions or other proceedings pending or threatened by any entity, (ii) approvals, permits, easements, rights-of-way, zoning changes, uses or rights that have been denied or may be denied by any governmental department or agency, and (iii) violations of any law, statute, government regulation or requirement that in any manner or to any extent may materially affect the value of the Option Parcel


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or the likely eventual use of the Option Parcel or Optionee's right, title or interest in and to the Option Parcel; except that Optionor has knowledge that the Arizona Department of Transportation ("ADOT") is considering limiting access to 87th Street from the Option Parcel and reconfiguring the intersection of 87th Street and Raintree Drive, either of which actions, if undertaken by ADOT, may affect the Option Parcel.

                           (D) To the actual knowledge of Optionor and its
agents, there has been no and there currently is no generation, location, transportation, storage, treatment, discharge, disposal or release upon, in or under the Option Parcel of any hazardous materials or any "pollutant" (as that term is defined in A.R.S. Section 49-201(23)) subject to regulation under the Resource Conservation and Recovery Act (as amended by the Hazardous and Solid Waste Amendments of 1984), the Comprehensive Environmental Response, Compensation and Liability Act (as amended by the Superfund Amendments and Reauthorization Act of 1986), or any other applicable State or Federal environmental protection law or regulation.

                           (E) Prior to the Close of Escrow, Optionor shall
maintain the Option Parcel in the same state of repair as of the date hereof.

                           (F) To the actual knowledge of Optionor and its
agents, there exist no adverse claims by any person or persons (including but not limited to adjoining property owners) and no encroachments with respect to the Option Parcel, and all fences and walls located on the Property are within the Option Parcel boundaries.

                           (G) Optionor shall not withdraw or compromise any
petition or protest pertaining to taxes or other charges relating to the Option Parcel from the date hereof until Close of Escrow, without the prior written consent of Optionee.

                           (H) Optionor has received no notice that the Option
Parcel is in violation of any applicable license, permit, law or regulation (including, but not limited to, zoning regulations and building and fire codes).

                           (I) To the actual knowledge of Optionor and its
agents, there are no assessments payable in installments which have resulted in or may result in a lien being placed on the Option Parcel. Further, to the actual knowledge of Optionor, there are no proposed plans for assessments by any government, municipality, or subdivision thereof, including without limitation, improvement districts.

                           (J) To the actual knowledge of Optionor and its
agents, all information provided by Optionor to Optionee contains no material omission, misstatement or error.


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                  8.       DISCLAIMER.

                           (A) Except as herein specifically set forth, Optionor
makes no representations or warranties, express or implied, with respect to, and shall have no liability for: (1) the condition of the Option Parcel or the suitability of the Option Parcel for Optionee's intended use or for any use whatsoever; (2) any applicable building or zoning laws or regulations or with respect to compliance therewith or with respect to the existence of or compliance with any required permits, if any, of any governmental agency; (3) the availability of water, sewer or other utilities; (4) water, sewer or other utility districts; (5) access to any public or private sanitary sewer system; or
(6) the presence of any hazardous substances on or under the Option Parcel. Without limiting the generality of the foregoing, Optionor shall have no liability to Optionee with respect to the condition of the Option Parcel under common law, or any federal, state, or local law or regulation, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended, 42 U.S.C.A. Section 9601 et seq., or any similar state statutes in Arizona, including but not limited to the Arizona State Superfund Act, as codified in A.R.S. Sections 49-281 through 287, and Optionee hereby waives any and all claims which the Optionee has or may have against the Optionor with respect to the condition of the Option Parcel, including any private causes of action arising under the foregoing statutes concerning the Option Parcel and any conditions in the Option Parcel.

                           (B) Optionee's giving of notice of its intent to
exercise the Option shall act as an acknowledgment by Optionee that: (i) Optionee has had the opportunity to review the Option Parcel to determine if the Option Parcel is in violation of any federal, state or local environmental law, rule or regulation or otherwise contains levels or concentrations of "hazardous substances," "hazardous materials," "toxic substances" or "hazardous waste," as such terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended 42 U.S.C. Section 9601 et seq., the Hazardous Materials Transportation Act 49 U.S.C. Section 1801 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., or the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq., or analogous provisions of state law; (ii) Optionee is purchasing the Option Parcel"as is" in its present condition, subject only to the representations and warranties contained in this Agreement, in the special warranty deed and in the affidavit of non-foreign status; and (iii) Optionee has fully inspected the Option Parcel and assumes the responsibility and risks of all defects and conditions, including such defects and conditions, if any, that cannot be observed by casual inspection.

                           (C) By closing the transaction hereunder, Optionee
agrees that (i) Optionee shall be deemed to have accepted all risks associated with adverse physical characteristics and existing environmental conditions that may or may not have been revealed by


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the Optionee's investigation of the Option Parcel,(ii) as between the Optionee and the Optionor, Optionee shall be deemed to have accepted all costs and liability associated in any way with the physical and environmental condition of the Option Parcel (expressly excluding liability for injuries to property or persons arising from accidents or intentional conduct not caused by Optionee), and (iii) the Optionee hereby waives any and all objections, setoffs, claims, or causes of action (whether under a statute or common law) concerning the physical characteristics and existing conditions of the Option Parcel, including, without limitation, any environmental hazards.

                           (D) Notwithstanding the foregoing disclaimers,
waivers and releases, nothing in this Section 8 shall be deemed to relieve Optionor of any liability to Optionee for release of hazardous materials or other environmental contamination on the Option Parcel caused by Optionor or Optionor's officers, directors, shareholders, employees, agents, contractors, or invitees; nor shall this Section 8 be deemed to release Optionor from liability for breach of any express representations or warranties contained in this Agreement, the special warranty deed or the affidavit of non-foreign status.

          9.      POSSESSION.

                  Possession of the Option Parcel and risk of loss will be delivered to the Optionee at the Close of Escrow.

                  10.      CONDEMNATION.

                  If any condemnation or eminent domain proceedings are commenced by any competent public authority with respect to the Option Parcel, or any part thereof, prior to the Closing, Optionor shall promptly give Optionee written notice thereof, and Optionee shall have the option, to be exercised within fifteen (15) days of such notice, to (i) close the purchase of the Option Parcel on the Scheduled Closing Date subject to such proceedings, whereupon any award paid or to be paid in connection therewith shall be paid to or assigned to Optionee by Optionor at the Closing, or (ii) terminate this Agreement, whereupon the rights and obligations of the parties to this Agreement shall cease and terminate.

                  11.      CLOSING PRORATIONS AND COSTS.

                  All real property taxes and assessments shall be prorated as of the Closing Date on the latest information available to the Escrow Agent. Escrow fees shall be borne one-half by each party, and, unless provided elsewhere in this Agreement to the contrary, all other closing costs shall be charged and allocated to the parties in the manner customary for commercial real estate transactions in Maricopa County, Arizona. If any tax or assessments affects the Option Parcel and any additional land not a part of the Option Parcel, only that portion of the tax or assessment attributable to the Option Parcel shall be prorated between


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Optionee and Optionor, and the remainder of said tax or assessment shall remain the sole obligation of the Optionor. The determination of the portion of the tax or assessment attributable to the Option Parcel shall take into account the value of improvements (if any) made to the Option Parcel and/or any other property covered by the tax bill to properly account for differences in the valuation of, and resulting tax or assessment levied against, the entire property covered by the bill

                  12.      DESIGN APPROVAL.

                  Neither Optionee nor any party who subsequently acquires the Option Parcel may construct any improvements on the Option Parcel without first obtaining Optionor's approval of the design of said improvements, which approval not be unreasonably withheld, conditioned or delayed by Optionor. Optionor agrees that the design of improvements that are substantially the same as set forth in Opus' Application No. 70-DR-98 submitted to the Scottsdale Development Review Board will be approved. At the Closing, Optionor and Optionee shall execute and record a memorandum memorializing Optionor's design approval rights. The memorandum shall be prepared by Optionor and submitted to Optionee for its approval prior to the expiration of the Examination Period under the Purchase Agreement between Optionor and Opus for the sale and purchase of the 10-acre Parcel. The memorandum shall automatically expire at such time as Optionee commences development of the Option Parcel consistent with Optionor's approval.

                  13.      EASEMENTS.

                  The parties agree to cooperate with one another in granting ingress and egress and utility easements. If either party determines that it will need an easement for such purposes over the other's property, the parties shall mutually agree, prior to the expiration of the Examination Period under the Purchase Agreement between Optionor and Opus for the sale and purchase of the 10-acre Parcel, upon the location of said easement and the form and content of an easement agreement to be executed and recorded at the closing.

                  14.      BROKERS' COMMISSIONS.

                           (A) The parties acknowledge that, in the event the
transaction contemplated hereunder is consummated, a real estate commission in an amount equal to three percent (3%) of the purchase price is payable to Lee & Associates (acting through its agents Craig Coppola and Bill Blake) (the "Broker"). Said commission shall be the sole responsibility of the Optionor and shall be paid in cash at the Closing. Optionor's obligation to pay any commission to the Broker is specifically conditioned upon the Close of Escrow and, in the event that escrow fails to close, Optionor shall have no obligation whatever to pay any commission to Broker in connection with this transaction. It is expressly understood and agreed that the Broker shall have no claim or lien against any funds


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received by Optionor as liquidated damages hereunder and that the Broker's consent is not required for the termination or cancellation of the escrow.

                           (B) Optionee and Optionor warrant, each to the other,
that except as provided in the preceding subparagraph, there are no fees or commissions owing to any broker or other party for bringing about the sale contemplated hereunder. If any other person shall assert a claim to a fee, commission or other compensation on account of alleged employment as a broker or finder or for performance of services as a broker or finder in connection with this transaction, the party hereto under whom the broker or finder is claiming shall indemnify and hold harmless the other party against and from any such claim and all costs, expenses and liabilities incurred in connection with such claim or any action or proceeding brought thereon (including, but without limitation, counsel and witness fees and court costs in defending against such claim).

                  15.      REMEDIES.

                           (A) Optionor's Remedies. In the event of a breach of
this Agreement by Optionee, Optionor shall, as its sole remedy, terminate this Agreement, which termination shall be effective immediately upon notice to Optionee and Escrow Agent, and retain the Earnest Money Deposit as liquidated damages, and neither party shall have further obligation or liability to the other in connection with the escrow or under this Agreement. It is understood that the Earnest Money Deposit represents a reasonable and good faith estimate of Optionor's damages in the event of a default by Optionee. Notwithstanding the foregoing, if Optionee's default consists of a breach of any of its obligations or indemnities which expressly survive the termination of this Agreement, Optionor shall be entitled to pursue any remedies available at law or in equity with respect thereto, including, but not limited to, suit for damages, reasonable attorneys' fees and court costs.

                           (B) Optionee's Remedies. In the event of a breach of
this Agreement by Optionor, Optionee may exercise any remedies provided by law or equity and those, if any, set forth in this Agreement, including without limitation the right to specific performance and damages.

                  16.      NOTICES.

                  All notices, requests and other communications hereunder shall be given in writing and either (i) personally served on the party to whom it is given, or (ii) mailed by registered or certified mail, postage prepaid, return receipt requested, or (iii) sent by private overnight courier such as Federal Express or Airborne, or (iv) sent by facsimile to the number set forth below, as long as such facsimile transmission is confirmed as received by the transmission equipment, and is followed the next business day


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by another permissible means of notice hereunder, addressed as follows:

                  If to Optionor:

                  Mall at the Crossroads, Inc.
                  c/o Northsight Corporation
                  Attn:  Tom Treaccar
                  14100 N. Northsight Blvd.
                  Scottsdale, Arizona  85260
                  Fax No. (602) 991-2735

                  With a copy to:

                  Wayne A. Smith
                  Robbins & Green, P.A.
                  1800 Norwest Tower
                  3300 North Central Avenue
                  Phoenix, Arizona  85012
                  Fax No. (602) 266-5369

                  If to Optionee:

                  JDA Software Group, Inc.
                  Attn:  Paul Mehlhorn
                  11811 N. Tatum Blvd., Suite 2000
                  Phoenix, AZ  85028
                  Fax No. (602) 485-3158

                  With a copy to:

                  JDA Software Group, Inc.
                  Attn:  Karen L. Nagle
                  11811 N. Tatum Blvd., Suite 2000
                  Phoenix, AZ  85028
                  Fax No. (602) 285-3158

                  And a copy to:

                  Steven M. Goldstein
                  Sacks Tierney, P.A.
                  2929 N. Central Ave., 14th Floor
                  Phoenix, AZ  85012
                  Fax No. (602) 279-2027

                  If to Escrow Agent:

                  Security Title Agency
                  Attn:  Jan Dooley
                  8787 East Pinnacle Peak Road
                  Suite 120
                  Scottsdale, Arizona  85255
                  Fax No. (602) 563-5305


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All notices shall be deemed given when delivered or, if mailed as provided above, on the second day after the day of mailing, and if sent by overnight courier, on the next day after the date of deposit with the courier, and if sent by facsimile, upon machine confirmation of receipt. Any party may change his address for the receipt of notices at any time by giving written notice thereof to the other parties in accordance with the terms of this section. The inability to deliver notice because of a changed address of which no notice was given, or rejection or other refusal to accept any notice, shall be deemed to be the effective receipt of the notice as of the date of such inability to deliver or rejection or refusal to accept.

                  17. AFFIDAVIT OF NON-FOREIGN STATUS; IRS FORM 1099B.

                  Optionor shall deliver or cause to be delivered to Escrow Agent at the Close of Escrow an affidavit executed by Optionor under penalty of perjury setting forth Optionor's taxpayer identification number and stating that Optionor is not a foreign person, in accordance with Internal Revenue Code
Section 1445(b)(2). Optionor shall also execute and deliver to Escrow Agent at the Close of Escrow a copy of IRS Form 1099B for filing by Escrow Agent with the Internal Revenue Service (the "IRS"). Escrow Agent, as the party responsible for closing the transaction contemplated hereby within the meaning of Section 6045(e)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), is instructed to file all necessary information reports, returns and statements (collectively the "reports") regarding the transaction required by the Code, including, but not limited to, the reports required pursuant to Section 6045 of the Code.

                  18.      CLOSING PROTECTION LETTER.

                  If Escrow Agent acts as an agent for an underwriter and does not issue policies of title insurance, Escrow Agent agrees that, as a condition to acting as the escrow agent for this transaction, it shall cause its underwriter (the "title insurer") to issue to Optionor and Optionee, within twenty (20) days after the Opening of Escrow, an escrow and closing protection letter, insured escrow and closing service, or statement of service responsibility in written form satisfactory to both Optionor and Optionee.

                  19.      MISCELLANEOUS.

                           (A) This Agreement and the exhibits attached hereto
embody the entire agreement between the parties in connection with this transaction, and there are no oral agreements existing between the parties relating to this transaction that are not expressly set forth herein and covered hereby; this Agreement may not be modified except in a writing signed by all parties.

                           (B) Time is of the essence of this Agreement.

                           (C) In the event of any litigation arising out of
this Agreement, the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party in enforcing or establishing his rights hereunder, including, without limitation, court costs and reasonable counsel fees.

                           (D) The captions and section numbers appearing in
this Agreement are inserted only as a matter of convenience, and do not define, limit, construe or describe the scope or intent of such sections or articles of this Agreement nor in any way affect this Agreement.

                           (E) This Agreement may be executed in multiple
counterparts, each of which shall, for all purposes, be deemed an original and all of which, taken together, shall constitute one and the same agreement. The partially executed signature page of any counterpart of this Agreement may be attached to any other partially executed counterpart of this Agreement without impairing the legal effect of the signature(s) on such signature page.

                           (F) This Agreement shall be binding upon and inure to
the benefit of the parties hereto and their respective successors in interest and permitted assigns. Optionee may assign its rights hereunder to a contractor or developer of its choice by giving written notice of the assignee's name and address to Optionee to Optionor and Escrow Agent prior to the Close of Escrow; provided that said assignee executes an instrument acknowledging and agreeing to be bound by all of the terms and conditions of this Agreement.

                           (G) The Superior Court of the State of Arizona shall
have exclusive jurisdiction over any dispute arising out of this Agreement, and both parties consent to the exercise of personal jurisdiction by that forum.

                           (H) After it has given notice of its intent to
exercise the option, Optionee may, at its expense, place a sign on the Option Parcel advertising its intention to develop the Option Parcel, provided that such sign complies with all applicable laws and ordinances and further provided that Optionee shall indemnify and hold Optionor harmless from all costs and liability arising by reason of such sign. Upon termination of this Agreement for any reason, Optionee shall promptly remove the sign at its expense.

                           (I) At the Closing on the 10-acre Parcel, Optionor
and Optionee shall execute and record a Memorandum of Option, in the form attached hereto as Exhibit "C", which shall describe the Option Parcel and disclose Optionee's option to purchase the Option Parcel. Also, at the Closing on the 10-acre Parcel, Optionor shall cause Escrow Agent to furnish and deliver to Optionee an optionee's title insurance policy in the amount of the purchase price for the Option Parcel, subject only to the Permitted Title Exceptions and the printed exceptions and conditions customarily set forth in Escrow Agent's form of such policy.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the last date set forth below their respective signatures.

OPTIONOR:                                   OPTIONEE:

MALL AT THE CROSSROADS, INC.,               JDA SOFTWARE GROUP, INC.,
a Washington corporation                    a Delaware corporation


By /s/ May M. Welk                          By /s/ Kristen L. Magnuson
  ----------------------------                -----------------------------
   Its: Vice President                      Its: CFO/SR VP
       -----------------------                  ---------------------------
Date: 5/27/98                               Date: 5/18/98
     -------------------------                   --------------------------


             AGREEMENT AND CONSENT BY ESCROW AGENT AND TITLE INSURER

          The undersigned, Security Title Agency, hereby agrees to (i) accept the foregoing Real Estate Purchase Agreement and Escrow Instructions as instructions to the undersigned, (ii) act as Escrow Agent and Title Insurer under said Agreement in consideration of its fees normally charged in such transactions, and (iii) be bound by said Agreement in the performance of its obligations as the Escrow Agent and Title Insurer.

                 Dated this 8 day of June, 1998.

                                             SECURITY TITLE AGENCY


                                             By: /s/ Jan Dooley
                                             Its: Branch Mgr.

                                   EXHIBIT "A"

                         [MAP DEPICTING OPTION PARCEL]

                             [Phase Two Site Plan]

                                   EXHIBIT "B"

                           PERMITTED TITLE EXCEPTIONS


1. Water rights, claims or title to water, whether or not shown by the public records.

2.       Current taxes, a lien, but not yet due and payable.

3. Reservations or exceptions in patents or in Acts authorizing the issuance thereof.

4. Easements and Restrictions shown on Map of Dedication NORTHSIGHT recorded in Book 302 of Maps, page 11.

                                   EXHIBIT "C"

PLEASE RETURN RECORDED
INSTRUMENT TO:



                         MEMORANDUM OF OPTION AGREEMENT


                  NOTICE IS HEREBY GIVEN that MALL AT THE CROSSROADS, INC., a Washington corporation, whose address is c/o Northsight Corporation, 14100 N. Northsight Blvd., Scottsdale, Arizona 85260 ("Optionor"), and JDA SOFTWARE GROUP, INC., a Delaware corporation, whose address is
_________________________________________________ ____________________
("Optionee"), have entered into that certain Real Estate Option Agreement and Escrow Instructions dated ____________, 1998, pursuant to which Optionor has granted to Optionee the exclusive option to purchase that certain real property described on Exhibit "A" attached hereto. The option is for a term commencing on ____________, 1998, and expiring on August 24, 2001, and is subject to the terms and conditions specified in said Real Estate Option Agreement and Escrow Instructions, copies of which are in the possession of Optionor and Optionee.

                 DATED this _____ day of _______________, 1998.


OPTIONOR:                                    OPTIONEE:

MALL AT THE CROSSROADS, INC.,                JDA SOFTWARE GROUP, INC.,
a Washington corporation                     a Delaware corporation


By /s/ Mary M. Welk                          By /s/ Kristen L. Magnuson
   Name:  Mary M. Welk                          Name:  Kirsten L. Magnuson
   Title: Vice President                        Title: SR VP/CFO

STATE OF Washington)
                                    ) ss.
County of Snohomish)

                  On this 27th day of May, 1998, before me, the undersigned Notary Public, personally appeared Mary M. Welk, known to me (or satisfactorily proven) to be the person whose name is above subscribed, who acknowledged to me that (s)he is the Vice President of Mall at the Crossroads, Inc., a Washington corporation, and that (s)he executed the foregoing instrument in such capacity on behalf of said corporation, being so authorized to do.

                                                  /s/ Stacey Jessup
                                                  ------------------------------
                                                  Notary Public
                                                  [Notary Seal]
My Commission Expires:
01/09/01
----------------------




STATE OF Arizona)
                                    ) ss.
County of Maricopa)

                  On this 19th day of May, 1998, before me, the undersigned Notary Public, personally appeared Kristen L. Mangnuson, known to me (or satisfactorily proven) to be the person whose name is above subscribed, who acknowledged to me that (s)he is the SR. VP/CFO of JDA Software Group, Inc., a Delaware corporation, and that (s)he executed the foregoing instrument in such capacity on behalf of said corporation, being so authorized to do.

                                                  /s/ Connie K. Brinks
                                                  ------------------------------
                                                  Notary Public
                                                  [Notary Seal]
My Commission Expires:
August 21, 2000
----------------------

                                   EXHIBIT "A"
                                       TO
                         MEMORANDUM OF OPTION AGREEMENT


                                LEGAL DESCRIPTION

                                [To Be Attached]